UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2008

Centillium Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30649	94-3263530
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

255 Fourier Avenue
Fremont, California    94539
(Address of principal executive offices including zip code)

(510) 771-3700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 — Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 18, 2008, Centillium Communications, Inc. (the "Company") received notice from the Listing Qualifications Department of The NASDAQ Stock Market, LLC that its application to transfer its common stock to The Nasdaq Capital Market (the "Capital Market") from The Nasdaq Global Market (the "Global Market") was approved. While its common stock traded on the Global Market, the Company received a deficiency notice from Nasdaq on February 21, 2008, stating that it had a grace period of 180 days, or until August 19, 2008, to cure the deficiency by meeting the $1.00 per share minimum bid price for 10 consecutive trading days. Because the Company failed to meet the minimum bid price for 10 consecutive days during the grace period, it elected to apply to transfer its common stock to the Capital Market. Upon this transfer, pursuant to the Nasdaq Marketplace Rules, the Company will receive an additional grace period of 180 calendar days, or until February 17, 2009, to comply with the $1.00 per share minimum bid price rule while on the Capital Market. There can be no assurance that the Company will achieve compliance with the minimum bid price requirement. Even if the Company is able to comply with the minimum bid requirement, there is no assurance that in the future the Company will continue to satisfy other Nasdaq listing requirements, with the result that its common stock may be delisted from the Capital Market.

The Company's common stock will begin trading on the Capital Market, and will cease trading on the Global Market, at the opening of business, August 20, 2008. The trading symbol for the Company's common stock remains "CTLM." According to Nasdaq, the Capital Market currently includes over 500 companies and operates in substantially the same manner as the Global Market. Securities listed on the Capital Market satisfy all applicable qualification requirements for Nasdaq securities and all companies listed on the Capital Market must meet certain financial requirements and adhere to Nasdaq 's corporate governance standards. On August 19, 2008, the Company issued a press release reporting the receipt of notification from Nasdaq regarding approval of the Company's application to list its common stock on the Capital Market. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index. The Exhibit Index, together with the Exhibits listed therein, is incorporated herein by this reference.

(d) Exhibits.

Exhibit Number	Description
Exhibit 99.1	Press release dated August 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centillium Communications, Inc.

By:	/s/ Linda Reddick

Linda Reddick
Chief Financial Officer

Dated: August 19, 2008

EXHIBIT INDEX
Exhibit Number	Description
Exhibit 99.1	Press release dated August 19, 2008. (PDF format provided as a courtesy).